Exhibit 5.1

[Letterhead of Snell & Wilmer L.L.P.]

March 4, 2021

Everspin Technologies, Inc.
5670 W. Chandler Boulevard, Suite 100
Chandler, Arizona 85226

Dear Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Everspin Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 761,261 shares of the Company’s common stock (the “Shares”), $0.0001 par value per share (“Common Stock”), consisting of (a) 570,946 shares of Common Stock issuable pursuant to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and (b) 190,315 shares of Common Stock issuable pursuant to the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan (collectively, the “Plans”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the respective Plan against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in appropriate sections of the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Snell & Wilmer L.L.P.